PRELIMINARY COPY


Texas Capital Value Funds
Value & Growth Portfolio
1600 West 38th Street, Suite 412
Austin, TX  78731
Notice of Special Meeting

	To the Shareholders of the Value & Growth
Portfolio, a portfolio of the Texas Capital Value Funds,
Inc., for a Special Meeting to be held by Proxy:
	Notice is hereby given that a Special Meeting (the
"Meeting") of Shareholders of the Value & Growth
Portfolio (the "Fund"), will be held by proxy. You and other shareholders of the Fund are being asked to consider and vote:

1.	To approve or disapprove an Amendment to the
Investment Advisory and Administrative Contract between the Fund and First Austin Capital Management, Inc.,
("FACM") pursuant to which FACM will provide investment advisory and administrative services.

2.	To elect a nominee to the Board of Directors of
Texas Capital Value Funds, Inc.

3.	To approve or disapprove an amendment to the
distribution agreement between the Fund and Choice
Investments, Inc. ("Choice Investments"), which lowers the expenses paid to Choice Investments for the distribution of the Fund shares.

4.	To adopt a fundamental investment restriction
that prohibits the Fund from investing in securities of other open-end investment companies.

	Shareholders of record at the close of business on July 31, 1996, are entitled to notice of, and to vote by proxy. Your attention is called to the accompanying Proxy
Statement.  Please complete, sign and return by August
15th, 1996, the enclosed proxy card so that a quorum will be present and a maximum number of shares may be voted.

By Order of the Board of Directors

Eric Barden
Acting Secretary

July 31, 1996

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act
of 1934 (Amendment No.  )

Filed by the registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement [ ] Confidential, for use of the Commission [ ] Definitive Proxy Statement only (as permitted by Rule 14a-6(e)(2) [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Sec. 240-14a-11(c) or 240.14a-12

Texas Capital Value Funds, Inc.
(Name of Registrant as Specified in Its Charter)


Texas Capital Value Funds
(Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)1(ii), 14a-6(I)(1),
14a-6(I)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3) [ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

	1) 	Title of each class of securities to which
transaction applies: Shares of beneficial interest, par value of $.0001, Value & Growth Portfolio

	2) 	Aggregate number of securities to which
transaction applies:  101,684

	3) 	Per unit price or other underlying value
of transaction computed pursuant to Exchange Act Rule 0-
11; (Set forth the amount on which filing fee is calculated and state how it was determined): N/A

	4) 	Proposed maximum aggregate value of
transaction: N/A

	5) 	Total Fee Paid: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

1) Amount Previously Paid:

2) Form Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Texas Capital Value Funds, Inc.
Value & Growth Portfolio
1600 West 38th Street, Suite 412
Austin, TX  78731


PROXY STATEMENT

	This Proxy Statement is furnished by the Texas Capital Value Funds, Inc. Value & Growth Portfolio to its shareholders and on behalf of the Board of Directors of the Texas Capital Value Funds, Inc. of which the Fund is a portfolio, in connection with the Fund's solicitation of voting instructions for use at a Special Meeting of Shareholders to be held by proxy, for the purposes set forth below and in the accompanying Notice of Special Meeting.
The approximate mailing date of this Proxy Statement is August 7th, 1996. At the meeting shareholders of the Fund will be asked:

	1. To approve or disapprove an Amendment to the Investment Advisory and Administrative Contract between the Fund and First Austin Capital Management,
Inc., the advisor to the Fund, ("FACM") pursuant to which FACM will act as administrator and investment adviser with respect to the assets of the Fund, to become effective upon shareholder approval.

	2.	To approve or disapprove a nominee to
the Board of Directors of the Company.

	3.	To approve or disapprove an amendment
to the distribution agreement between the Fund and Choice
Investments, Inc., which lowers the percentage of assets paid by the Fund for the distribution of Fund shares.

	4.	To adopt a fundamental investment
restriction that prohibits the Fund from investing in securities of other open-end investment companies.
	The Fund will request broker-dealer firms,
custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of shares of the Fund held of record by such persons. The Adviser may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to the solicitation of proxies by mail, officers and employees of the Fund or the Company, without additional compensation, may solicit proxies in person or by
telephone. The costs associated with this solicitation and the Meeting will be borne by the Adviser and not by the
Fund or the Company.
	Shareholders of the Fund at the close of business
on July 31, 1996, will be entitled to be present and vote at the Meeting. As of that date, there were 103,191.377 shares of the Fund outstanding and entitled to vote, representing total net assets of approximately
$1,000,000.00
	To the knowledge of the Fund's management, as of July 31, 1996, the officers and directors of the Company and the Adviser own, as a group, less than 25% of the shares of the Fund. Principals of the Adviser, however, have the ability to direct the voting of their shares in the Value & Growth Fund, which constitute 22% of the Fund's outstanding shares as of the record date, and it is expected that such shares will be voted in favor of the proposal.
	To the knowledge of the Fund's management, as of July 31, 1996, the persons owning beneficially more than 5% of the outstanding shares of the Fund were as follows:

Mr. Mark Coffelt                  		12.8%
Mr. Jim Kaighin,				12.7%

Coffelt Family L.P.			  9.7%
Mr. Eddie Harris				  5.1%

	The Fund is a portfolio or "series" of the Company, a corporation organized under the laws of the State of Maryland. The Company is registered, as an open-end management investment company under the Investment Company Act of 1940. The Fund's investment adviser and administrator is FACM, 1600 West 38th
Street, Suite 412, Austin, Texas, 78731. The Fund's principal underwriter is Choice Investments, Inc. with offices at 5900 Balcones Drive, Suite 110, Austin, TX
78731.
	The persons named in the accompanying proxy will vote in each case as directed in the proxy, but in the absence of such direction, they intend to vote FOR the proposal.

Proposal 1

APPROVAL OR DISAPPROVAL OF THE
AMENDMENT TO THE INVESTMENT ADVISORY
AND ADMINISTRATIVE CONTRACT BETWEEN THE
FUND AND FACM.

Background

	The proxy has been solicited for the purpose of considering an Amendment to the Investment Advisory and Administrative Contract for the Fund. Shareholders are being asked to approve an amendment to the Advisory and Administrative Agreement (the "Amendment") which embodies a new expense schedule. The Company's Board of Directors, at an in-person meeting held on March 22, 1996, approved the Amendment, subject to approval by the shareholders of the Fund, to become effective on the date of such approval.

Existing Advisory  and Administrative Contract

	FACM currently serves as adviser and
administrator for the Fund under an Investment Advisory and Administrative Contract (the "Existing Advisory Agreement") dated August 15, 1995. Under the Existing Advisory Agreement, FACM is entitled to receive from the Fund a monthly advisory fee based upon the average daily net assets of the Fund at the annual rate of 1.00%.
	For administrative services, FACM receives a fee equal to the sum of (i) nine-tenths percent (0.90%) of the amount of assets in the Fund between one dollar ($1.00) and five million dollars ($5,000,000), inclusive plus (ii) three-tenths percent (0.30%) of the amount of assets in the Fund between five million and one dollars ($5,000,001.00) and thirty million dollars ($30,000,000), inclusive, plus
(iii) twenty-eight hundredths percent (0.28%) of the amount of assets in the Fund between thirty million and one dollars ($30,000,001) and one-hundred million dollars ($100,000,000), inclusive, plus (iv) twenty-five hundredths percent (0.25%) of the amount of assets in the Fund between one-hundred million and one dollars
($100,000,001) and two-hundred million dollars ($200,000,000), inclusive, plus (v) twenty hundredths percent (0.20%) of the amount of assets in the Fund in excess of two hundred and one million dollars ($200,000,001), inclusive. Such fees shall be accrued daily and be payable monthly in arrears on the first day of each calendar month.

Amendment to the Advisory and Administrative Contract

A form of the Amendment to the Advisory and Administrative Contract is attached to this Proxy
Statement as Exhibit A, and the description set forth in this Proxy Statement of the Amendment is qualified in its entirety by reference to Exhibit A.

	As compensation for its advisory services to the Fund, under the Amendment to the Investment

Advisory and Administrative Contract, FACM will be entitled to receive from the Fund fees identical to the fees received currently, in accordance with the terms and conditions of the existing Advisory and Administrative
Contract.

	As compensation for its administrative services to the Fund, under the Amendment to the Investment
Advisory and Administrative Contract FACM shall receive a fee equal to the sum of (i) seven-tenths percent (0.70%) of the amount of assets in the Fund between one dollar ($1.00) and five million dollars ($5,000,000), inclusive plus (ii) five-tenths percent (0.50%) of the amount of assets in the Fund between five million and one dollars ($5,000,001.00) and thirty million dollars ($30,000,000), inclusive, plus (iii) twenty-eight hundredths percent
(0.28%) of the amount of assets in the Fund between thirty million and one dollars ($30,000,001) and one-hundred million dollars ($100,000,000), inclusive, plus (iv) twenty-five hundredths percent (0.25%) of the amount of assets in the Fund between one-hundred million and one dollars ($100,000,001) and two-hundred million dollars ($200,000,000), inclusive, plus (v) twenty hundredths percent (0.20%) of the amount of assets in the Fund in excess of two hundred and one million dollars
($200,000,001), inclusive. Such fees shall be accrued daily and be payable monthly in arrears on the first day of each calendar month.

	The Amendment to the Investment Advisory and
Administrative Contract will have the net effect of reducing administrative expenses by two-tenths of a percent (0.20%)(to 0.70% from 0.90%) on assets between one dollar ($1.00) and five million dollars ($5,000,000), inclusive, and raising administrative expenses to (0.50%)(to 0.50% from 0.30%) for the amount of assets in the Fund between five million and one dollars ($5,000,001) and thirty million dollars ($30,000,000), inclusive.

Directors' Considerations

The Board of Directors of the Company believes that the terms of the Amendment to the Investment Advisory and Administrative Contract are fair to, and in the best interest of, the Fund and its shareholders. The Board of Directors, including all of the non-interested directors, recommend approval by the shareholders of the Amendment to the Investment Advisory and Administrative Contract between
FACM and the Fund. In making this recommendation, the Directors carefully evaluated the quality of services FACM is expected to provide to the Fund, and have given careful consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the nature and quality of the services expected to be rendered to the Fund by FACM; (2) that the compensation payable to FACM by the Fund under the proposed Amendment to the Investment Advisory and Administrative Contract will currently be less than the rate of compensation now payable by the Fund to FACM under the existing Advisory and Administrative Contract; (3) and other factors deemed relevant.

	FACM has advised the Board of Directors that there will be no diminution in the scope and quality of administrative services provided to the Fund as a result of the Amendment to the Investment Advisory and Administrative Contract. Accordingly, the Board of Directors believes that the Fund will receive administrative services under such Amendment equal or superior to those it currently receives under the existing Advisory and Administrative Agreement, at lower current fee levels.

COMPARATIVE FEE TABLE
Annual Fund Operating Expenses
(as a percentage of average net assets)
			Existing Fee	Proposed Fee
Management Fees                   1.00%	1.00%
12b-1 Fees (b)           .             0.35%	0.25%
Other expenses                       0.90%	0.70%
Total Fund Operating Expenses   2.25%	1.95%

Example
The following table illustrates the expenses on a $1,000 investment under the existing and proposed fees and the expenses stated above, assuming (1) a 5% annual return and (2) redemption at the end of each time period:

		1 Year	3 Years	5 Years 	10 Years
Existing Fee	$24	$74	$131	$297
Proposed Fee	$20	$65	$113	$258

The purpose of this example and the table is to assist investors in understanding the various costs and expenses of investing in shares of the Fund. The example above should not be considered a representation of past or future expenses of the Fund. Actual expenses may vary from year to year and may be higher or lower than those shown above.


Recommendation and Required Vote

	Shareholders of the Fund will vote on the proposed Amendment to the Investment Advisory and Administrative Contract. The Board of Directors of the
Fund recommends that the shareholders approve the Amendment to the Investment Advisory and Administrative Contract. The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve the Amendment to the Investment
Advisory and Administrative Contract. "Majority" for this purpose, under the Investment Company Act, means more than 50% of such outstanding shares.

THE BOARD OF TRUSTEES OF THE FUND
RECOMMEND THAT  SHAREHOLDERS  APPROVE
THE AMENDMENT TO THE ADVISORY AND
ADMINISTRATIVE AGREEMENT.



Proposal 2

APPROVAL OR DISAPPROVAL OF THE NOMINEE
TO THE BOARD OF DIRECTORS

	The nominee for election to the Board of Directors of the Company, his age, and a description of his principal occupation is listed in the table below.

-----------------------------------------------------------------------
Paul Martin,*    Mr. Martin (42) is general director and
chief investment officer of Martin Capital Management
(since November, 1988).  Prior to establishing Martin
Capital Management, Mr. Martin 	worked as a
stockbroker in New York City, managing investment accounts at Merrill Lynch and Oppenheimer & Company.
Subject to shareholder approval, he will be the investment advisor of the Texas Opportunity Fund, a series of the Texas Capital Value Funds, Inc. currently in registration with the SEC. Mr. Martin served seven years active duty with the United States armed services, and continues to serve as a US Naval Reserve Officer. He has a BA degree in liberal arts from St. John's College in Santa Fe, New
Mexico.


- ------------
* Indicates "interested person" of the Company as defined by the 1940 Act, by reason of his position as investment adviser of the Texas Opportunity Fund

COMPENSATION TABLE

NAME &	AGGREGATE	PENSION
ESTIMATED ANNUALTOTAL
POSITION  COMPENSATION
BENEFITSRETIREMENT BENEFITS	COMP.

Mark A. Coffelt	$0	$0	$0	$0
President &
Chief Investment
Officer of the Value
& Growth , Portfolio
and the Growth &
Income Portfolio

Paul Martin	$0	$0	$0	$0
Director & Chief
Investment Officer of
the Texas Opportunity
Fund

Edward D. Clark	$2,000*	$0	$0	$2,000
Director

John Henry McDonald	$2,000*	$0	$0
	$2,000
Director

Janis Claflin	$2,000*	$0	$0	$2,000
Director



*Denotes disinterested director

REQUIRED VOTE. In the election of each director, the candidate must receive the affirmative vote of a plurality of the votes cast for the election of the Board. Members will be elected, provided a quorum is present.

THE BOARD OF DIRECTORS, INCLUDING ITS
INDEPENDENT BOARD MEMBERS, RECOMMENDS
THAT SHAREHOLDERS VOTE "FOR" THE NOMINEE
UNDER PROPOSAL 2.

Proposal 3

APPROVAL OR DISAPPROVAL OF THE
AMENDMENT TO THE DISTRIBUTION AGREEMENT
BETWEEN THE FUND AND CHOICE INVESTMENTS,
INC.

Existing Distribution Plan

The Company has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan") under which the Company contracts with registered broker-dealers and their agents to distribute shares of the Fund. Registered broker-dealers and their agents who have previously signed service agreements with the distributor are currently paid 0.25% of the average daily net assets for those shareholders brought to a

Fund for the period of time those shareholders remain with the Fund. A distributor will retain 0.10% of the total
0.35% Rule 12b-1 fee for such shareholders.
     The services provided by selected broker-dealers pursuant to the Plan are primarily designed to promote the sale of shares of each Fund, in the interest of reducing the administrative expense to shareholders, and include the furnishing of office space and equipment, telephone facilities, personnel and assistance to the Fund in servicing such shareholders.
	For these services, the Fund currently pays a distribution fee equal to thirty-five hundredths of a percent (0.35%) per annum of the Fund's average daily net assets. Adoption of this proposal reduces the distribution fee to twenty-five hundredths of a percent (0.25%), thereby reducing the overall expense of the Fund.
	In addition to the compensation set forth above, for shares sold with a sales charge, a distributor shall keep the underwriting discount determined in accordance with the payment schedule contained in the most recent prospectus of the Fund as effected by the SEC.

New Form of Distribution Plan Pursuant to 12b-1

	The Board of Directors has proposed a
Distribution Plan (the "Proposed Plan") pursuant to Section 12(b) of the 1940 Act and Rule 12b-1 after having concluded that there is a reasonable likelihood that the Proposed Plan would benefit the Fund and its shareholders. Pursuant to such Proposed Plan, and as compensation for the services performed and the expenses incurred by a distributor under this Agreement (including the commissions and other fees and expenses paid by a distributor for the sale of Fund shares), the Fund shall pay to a distributor on a monthly basis in arrears a distribution fee, accrued daily, equal to 25/100 of one percent (0.25%) per annum of the Fund's average daily net assets. The expenses of the Fund to be paid by a distributor from this compensation shall include a service fee to each distributor, which service fee shall equal 15/100 of one percent (0.15%) of the Fund's shares owned by investors for whom such distributor is the holder or dealer of record.
	In addition to the compensation set forth above, for shares sold with a sales charge, a distributor shall keep the underwriting discount determined in accordance with the payment schedule contained in the most recent prospectus of the Fund as effected by the SEC.


COMPARATIVE FEE TABLE
Annual Fund Operating Expenses
(as a percentage of average net assets)
		Existing Fee	Proposed Fee
Management Fees      1.00%	1.00%
12b-1 Fees (b)           0.35%	0.25%
Other expenses          0.90%	0.70%
Total Fund Operating Expenses  2.25%	1.95%

Example
The following table illustrates the expenses on a $1,000 investment under the existing and proposed fees and the expenses stated above, assuming (1) a 5% annual return and (2) redemption at the end of each time period:

		1 Year	3 Years	5 Years 	10 Years
Existing Fee	$24	$74	$131	$297
Proposed Fee	$20	$65	$113	$258

The purpose of this example and the table is to assist investors in understanding the various costs and expenses of investing in shares of the Fund. The example above should not be considered a representation of past or future expenses of the Fund. Actual expenses may vary from year to year and may be higher or lower than those shown above.

THE BOARD OF DIRECTORS, INCLUDING ITS
INDEPENDENT BOARD MEMBERS, RECOMMENDS
THAT SHAREHOLDERS VOTE "FOR" THE
AMENDMENT TO THE DISTRIBUTION AGREEMENT
UNDER PROPOSAL 3.

Proposal 4

APPROVAL OR DISAPPROVAL OF THE
FUNDAMENTAL INVESTMENT RESTRICTION ON
THE PURCHASE OF OTHER OPEN-END
INVESTMENT COMPANIES (MUTUAL FUNDS)

	To register shares of the Fund for sale in the state of California, the Fund had to undertake that it would adopt a fundamental investment restriction on the purchase of shares of other open-end investment companies. The intent of this restriction is to preclude the Fund from investing in securities that charge a management fee, effectively twice charging a shareholder of the Fund.

The Fund(s) have adopted and will follow certain investment policies, which are fundamental and may not be changed without shareholder approval. The fundamental investment restrictions, as amended, are set forth below.

     (a) Each Fund may not invest more than 25% of its total assets in the securities of issuers in any one industry. This restriction does not apply to investments by a Fund in securities of the US Government or its agencies or instrumentalities.
     (b) Each Fund may not issue senior securities or borrow money except for temporary purposes in amounts up to 10% of its net assets (including the amount borrowed) less liabilities (not including the amount borrowed) at the time of such borrowing, provided that collateral arrangements with respect to permitted instruments shall not be deemed to entail the issuance of senior securities if appropriately covered. Each Fund will not make any investments while outstanding borrowings exceed 5% of the value of its total assets.
     (c) Each Fund may not make loans, although it may invest in debt securities, enter into repurchase agreements and lend its portfolio securities.
     (d) Each Fund may not invest in securities or other assets that the Board of Directors determines to be illiquid if more than 15% of the Fund(s)'s net assets would be invested in such securities.
     (e) Each Fund may not (i) purchase or sell commodities or commodities contracts (including financial futures and related options), (ii) invest in oil, gas, or mineral exploration or development programs or leases, or (iii) purchase securities on margin, except for such short-term credit as may be necessary for the clearance of transactions and except for borrowings in amounts not exceeding 10% of its net assets.
     (f) Each Fund may not purchase or sell real estate or make real estate mortgage loans or invest in real estate limited partnerships, except that each Fund may purchase or sell securities issued by entities in the real estate industry or instruments backed by real estate such as, but not limited to, Real Estate Investment Trusts (R.E.I.T's).
     (g) Each Fund may not act as an underwriter of securities issued by others, except to the extent it may be deemed to be an underwriter in connection with the disposition of Fund securities of each Fund.
     (h) The investment in warrants, valued at the lower of cost or market, may not exceed 5.0% of the value of each Fund's net assets. Included within that amount, but not to exceed 2.0% of the value of each Fund's net assets, may be warrants which are not listed on the New York or American Stock Exchange. Warrants acquired by each
Fund in units or attached to securities may be deemed to be without value.
     (i) Each Fund shall not invest in other open ended management investment companies.

THE BOARD OF DIRECTORS, INCLUDING ITS
INDEPENDENT BOARD MEMBERS RECOMMENDS
THAT SHAREHOLDERS VOTE "FOR" THE
AMENDMENT TO THE FUNDAMENTAL
INVESTMENT RESTRICTIONS.


General Information

Recommendation and Required Vote

         Shareholders of the Fund will vote on the above proposals. The Board of Directors of the Fund recommend that the shareholders approve the proposals.
The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve the proposals. "Majority" for this purpose under the Investment Company Act means the lesser of (i) 67% of the shares represented at the meeting if more than 50% of such outstanding shares are represented, or (ii) more than 50% of such outstanding shares. Abstentions and broker non-votes will not count as votes present at the Meeting.

Shareholder Proposals

         The Meeting is a special meeting of shareholders.
The Fund is not required to, nor does it intend to, hold regular annual meetings of its shareholders. If such a meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal promptly to the Fund.

Reports to Shareholders
         The Fund will furnish, without charge, a copy of the most recent Semi-Annual Report on request. Requests for such reports should be directed to the Fund at the address and telephone shown on the first page of this proxy statement or to FACM at (800) 880-0324.

A SIGNED PROXY WILL BE VOTED IN FAVOR OF
THE PROPOSAL LISTED BELOW UNLESS YOU
HAVE SPECIFIED OTHERWISE.  PLEASE SIGN,
DATE AND RETURN THIS PROXY PROMPTLY. YOU
MAY VOTE ONLY IF YOU HELD SHARES IN THE
FUND AT THE CLOSE OF
BUSINESS ON JULY 31, 1996.

         IN ORDER THAT THE  PRESENCE  OF A
QUORUM AT THE MEETING MAY BE ASSURED,
PROMPT EXECUTION AND RETURN OF THE
ENCLOSED PROXY IS REQUESTED.  A SELF-
ADDRESSED, POSTAGE-PAID ENVELOPE IS
ENCLOSED FOR YOUR CONVENIENCE.

THE BOARD OF DIRECTORS, INCLUDING ITS
INDEPENDENT BOARD MEMBERS RECOMMENDS
THAT SHAREHOLDERS VOTE "FOR" THE
FOLLOWING PROPOSALS:

1.  Approval of an Amendment to the Investment Advisory
Contract between the Fund and First Austin Capital
Management, Inc., ("FACM") pursuant to which FACM will provide investment advisory and administrative services.

FOR  [  ]		AGAINST  [  ]	ABSTAIN  [  ]

2. Approval of the nomination of Paul Martin to the Board of Directors of Texas Capital Value Funds, Inc.

FOR  [  ]		AGAINST  [  ]	ABSTAIN  [  ]

3.  Approval of an Amendment to the Distribution
Agreement between the Fund and Choice Investments,
Inc., ("Choice Investments") which lowers the expenses paid to Choice Investments for the distribution of the Fund shares.

FOR  [  ]		AGAINST  [  ]	ABSTAIN  [  ]

4. Approval of the adoption of a fundamental investment restriction that prohibits the Fund from investing in securities of other open-end investment companies.

FOR  [  ]		AGAINST  [  ]	ABSTAIN  [  ]

Dated:  __________________ , 1996


_____________________
Signature
____________________
Signature (if held jointly)

___________________
Title (if applicable)

___________________
Title (if applicable)

Please sign exactly as name or names appear on your shareholder account statement. When signing as attorney, trustee, executor, adminisrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each shareholder should sign.

Results for Proposals


			Yes			No			Abstain

Amendment to Invest
Advisory Contract	62,939	60.99%		0	0%		0	0%
Paul Martin Nomin.	62,401	60.47%		537.634	.52%		0	0%

Amendment to Distrib.
Contract			62,939	60.99%		0	0%		0	0%
Adoption of Investment
Restriction		62,378	60.80%		201.410	.20%		0	0%